                                                                  Exhibit 10.21*


The confidential portions of this exhibit, which have been removed and replaced with an asterisk, have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406.


                                Supply Agreement

                             Wilson Greatbatch Ltd.

                                        &

                                   Guidant/CRM


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                                Table of Contents

Section             Title

I.          Contract Period

II.         Contract Terms

III.        Continuity of Supply

IV.         Price

V.          Lead Time

VI.         Forecast Planning

VII.        Cancellation Charges

VIII.       Safety Stock

IX.         Warranty, Indemnity and Liability Limitation

X.          Custom Battery Development Charges

XI.         Miscellaneous


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THIS AGREEMENT, effective the 1st day of February, 1999, is between Wilson
Greatbatch Ltd. (WGL) located at 10,000 Wehrle Drive, Clarence, New York, 14031, ('SELLER') and Guidant/CRM, ('BUYER') a Minnesota Corporation, located at 4100 Hamline Ave. No., St. Paul, Minnesota 55112.

Whereas BUYER wishes to purchase battery material/components for its use in medical devices; and

Whereas SELLER agrees to manufacture/provide such battery materials/components in accordance with BUYER's specifications, delivery schedules and other requirements referenced in the AGREEMENT;

NOW, THEREFORE, SELLER and BUYER hereby agree as follows:

I. CONTRACT PERIOD

      This AGREEMENT shall remain in effect from the effective date (February 1, 1999) through December 31, 2001. This agreement may be renewed from year to year after the initial term with the mutual agreement of both parties.

      For the purpose of calculating annual volumes during year one of this AGREEMENT, the period is January 01, 1999 through December 31, 1999.

II. CONTRACT TERMS:

      A. Guidant/CRM may terminate this agreement at any time with one (1) year written notice to WGL. This notice of cancellation, for early termination purposes, must occur no later than one (1) year prior to originally scheduled expiration of agreement.

      B. In the event of early termination by Guidant/CRM, WGL will invoice Guidant/CRM for all accumulated engineering and tooling on any custom battery model up to the date the termination letter is received by WGL. MI unique component parts for a custom battery model will be forwarded to Guidant/CRM and invoiced at aggregate cost. Guidant/CRM will be responsible for paying for all work-in-process ("WIP") costs and all finished goods inventory specific to Guidant/CRM custom designs.

      C. In the event of early termination, WGL will dispose of all in-house tooling for any Guidant/CRM custom cell under the auspices of Guidant/CRM representatives. This will be done to ensure that


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            financially shared tooling between Guidant/CRM and WGL will not be used for the manufacture of another customers battery and WGL custom tool designs will not be used by any other battery manufacturer.

      D. This agreement may not be modified, changed or terminated orally. No change, modification, addition, or amendment shall be valid unless in writing indicating an intent to modify this agreement and signed by an authorized officer of each party.

III. CONTINUITY OF SUPPLY:

      A. In the event WGL experiences a major catastrophe that would prohibit the shipment of implantable lithium power sources, WGL will immediately notify Guidant/CRM of the nature of the problem and begin discussions on the length of time that shipments will be delayed. If the delay will impact Guidant/CRM's supply of product to the field, Guidant/CRM and WGL will immediately enter into negotiations for the following:

            1. The transfer of tooling used on Guidant/CRM models to another lithium battery manufacturer, and

            2. If a technology transfer is required, the cost for such a technology transfer will be negotiated at the time of the catastrophe.

      B. WGL must give Guidant/CRM (2) years prior written notice of any intent to discontinue supply of implantable power sources to Guidant/CRM, but WGL shall not be bound after Dec. 31, 2001 to the pricing set forth in Article IV.

IV. PRICE:

      Prices per model will be as called out on the purchase order based on anticipated annual volumes. Prices are in effect for the original contract period, February 01, 1999 through December 31, 2001. Where pricing is specified in B and C below on an annual forecast volume by Guidant, and the minimum volume requirements for that pricing level are not achieved, WGL will back-bill Guidant for the difference in price between the volume levels. Payment terms are net 30, FOB Clarence, New York.


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      A.    - SVO Multiplate Defibrillator Batteries -- All Technologies:

                                                                  * ea.

      B.    Lithium Iodine Pacemaker Batteries:

                   1 -- 39,999 per yr./per model                  $* ea.
                   40,000 -- 54,999 per yr./per model             $* ea.
                   55,000 -- 74,999 per yr./per model             $* ea.
                   75,000 + per yr./per model                     $* ea.

      C.    CFX Batteries -- Stainless Steel Case Versions Only:

                   1 -- 19,999 per yr./per model                  $* ea.
                   20,000 -- 39,999 per yr./per model             $* ea.
                   40,000 + per yr./per model                     $* ea.

V. LEAD TIME:

      Standard lead time for lithium iodine batteries is eight (8) weeks to ship date.

      Standard lead time for SVO batteries is eight (8) weeks to ship date.

      WGL will notify Guidant/CRM, in writing, of any changes to these standard lead times.

VI. FORECAST PLANNING:

      Guidant/CRM will provide two (2) months firm orders and an additional seven (7) months forecasts stating anticipated needs. This will provide WGL with a total of nine (9) months projected requirements for planning purposes at all times. A new firm order requirement and the next month forecasted quantity will be provided each succeeding month.

VII. CANCELLATION CHARGES:

      In the event that Guidant/CRM cancels a purchase order inside agreed upon lead time, Guidant/CRM will be responsible for all finished product, WIP and raw components. In the event that Guidant/CRM cancels a


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      purchase order outside of agreed upon lead time, Guidant/CRM and WGL will negotiate resulting costs.

VIII. SAFETY STOCK:

      WGL agrees to carry completed cells in inventory to mitigate schedule increases inside lead time. WGL agrees to hold one months' forecast production of selected high run battery models in the terminated and ready to ship condition. My safety stock level beyond one months' production will be negotiated at time of purchase order placement. The model number/part number and quantity will be specified on a cell by cell basis as required by Guidant/CRM and agreed upon by WGL. The model numbers and quantities will be subject to modification based on Guidant/CRM's forecast and called out on the purchase order and reviewed, at a minimum, quarterly. Guidant/CRM agrees to financial responsibility for all completed inventory levels as specified on each purchase order. In the event of battery obsolescence due to a sudden Guidant product ramp down, Guidant/CRM agrees to take and/or pay for safety stock inventory before product ages six months from activation (pour date).

IX. WARRANTY. INDEMNITY AND LIABILITY LIMITATION:

      See attached Warranty Form (Attachment A).

X. CUSTOM BATTERY DEVELOPMENT CHARGES:

      Quoted development prices will be individually based on the relative complexity and risk associated with each particular battery design. These charges represent a "not to exceed" price.

      A. WGL will make every effort to deliver "qualified" standard Lithium SVO batteries to Guidant/CRM within a seven (7) month timeframe and "qualified" standard Lithium Iodine batteries within a five (5) month timeframe.

      B. WGL will agree to deliver * mock- batteries, * production prototype batteries and * implantable grade batteries to Guidant/CRM at "no charge" for every new battery development completed during the time period of this agreement.


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      C.    The total number of batteries purchased will be included in the volume for any specific period to achieve the period pricing schedule.

      D. Should development work be terminated at any time during the contract period, development charges paid up to and including the point of termination will not be refunded.

      E.    Net 15 day terms will apply for all tooling and engineering charges.

      F.    Pricing for custom Lithium Iodine Batteries (Pacemaker
            Applications):

            1. Shapes with thicknesses greater than 4mm and use standard seal technology:

                  $* upon submission of purchase order.
                  $* upon completion of a three (3) month progress report.
                  $* upon shipment of prototype batteries.
                  $* upon shipment of implantable grade batteries.
                  Development charges are not refundable.
                  Battery shapes will remain proprietary to Guidant/CRM.
                  Price per battery will be in accordance with standard pricing in effect at time of delivery. In the event that WGL does not meet committed delivery dates resulting in delivery in a new calendar year, prices will remain as agreed upon for original delivery date.
                  Any term or condition not covered above will be negotiated at the time of order.

            2. Shapes with thickness of less than 5mm and use non-standard seal technology:

                  $* upon submission of purchase order.
                  $* upon completion of a three (3) month progress report.
                  $* upon shipment of prototype batteries.
                  $* upon shipment of implantable grade batteries.
                  Development charges are not refundable.
                  Battery shapes will remain proprietary to Guidant/CRM.
                  Price per battery will be in accordance with standard pricing in effect at time of delivery. In the event that WGL does not meet committed delivery dates resulting in delivery in a new calendar year, prices will remain as agreed upon for original delivery date.


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                  Any term or condition not covered above will be negotiated at the time of order.

            3. Solid Cathode Multiplate Batteries (High Rate Defibrillator Applications):

                  $* upon submission of purchase order.
                  $* upon completion of three (3) month progress report.
                  $* upon shipment of prototype batteries.
                  $* upon shipment of implantable grade batteries.
                  Development charges are not refundable.
                  Battery shapes will remain proprietary to Guidant/CRM.
                  Price per battery will be in accordance with standard pricing in effect at time of delivery. In the event that WGL does not meet committed delivery dates resulting in delivery in a new calendar year, prices will remain as agreed upon for original delivery date.
                  Any term or condition not covered above will be negotiated at the time of order.

            4.    Lithium Carbon Monofluoride (CFX) Batteries:

                  $* upon submission of purchase order.
                  $* upon completion of three (3) months progress report.
                  $* upon shipment of prototype batteries.
                  $* upon shipment of implantable grade batteries.
                  Development charges are not refundable.
                  Battery shapes will remain proprietary to Guidant/CRM.
                  Price per battery will be in accordance with standard pricing in effect at time of delivery. In the event that WGL does not meet committed delivery dates resulting in delivery in a new calendar year, prices will remain as agreed upon for original delivery date.
                  Any term or condition not covered above will be negotiated at the time of order.

            5. Batteries for Other Applications Will be Quoted on an Individual Basis.

XI. MISCELLANEOUS:

      A. This agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Minnesota.


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B.    Either party may assign this agreement to an entity which acquires, directly or indirectly, substantially all of the assets or merges with it. Except as set forth herein, neither this agreement nor any rights here under, in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other party. Subject to the above, this agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties here to.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized representatives.

BUYER:                                  SELLER:

GUIDANT CORPORATION/CRM                 WILSON GREATBATCH LTD.


By: /s/ A. J. Graf                      By: /s/ Richard W. Mott
   --------------------------------        -------------------------------------
   A. J. Graf

Title: President & CEO                  Title: Group Vice President
      -----------------------------           ----------------------------------

Date: April 15, 1999                    Date: April 29, 1999
     ------------------------------          -----------------------------------


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                                  Attachment A

                             WILSON GREATBATCH LTD.
                  PRODUCTS WARRANTY AND LIMITATION OF LIABILITY

                               ------------------

                                    WARRANTY

WGL warrants that each battery product manufactured by WGL and delivered to the user (a) shall meet the WGL specifications for such battery product and (b) shall be free of defects in material and workmanship for a period of twelve (12) months from the date of manufacture.

WGL's sole obligation under this Warranty is the repair or replacement, at its election, of any battery cell or pack in place of any such product which is found upon WGL's inspection, to be defective in material or workmanship during the period prescribed above. Such product will be repaired or replaced without charge to the user provided that, (1) prior written approval is required before returning any product, (2) freight to WGL shall be prepaid, and (3) any product return sent to WGL without prior written approval will be returned to the sender, freight collect.

This Warranty does not apply to depletion, wear and/or any failure occurring as a result of any of the following: normal use, abuse, misuse, any alteration or modification made to the product without express written consent of WGL, attempted disassembly, neglect, improper installation, or any other use inconsistent with the specifications or warnings or recommended operating practices specific to the battery product.

THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES (EXCEPT OF TITLE), EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

                               ------------------

                             LIMITATION OF LIABILITY

THE REMEDIES OF THE USER IN THE WARRANTY SET FORTH ABOVE ARE EXCLUSIVE, AND THE TOTAL LIABILITY OF WGL AND/OR ANY WGL DISTRIBUTOR WITH RESPECT TO PRODUCT SOLD TO THE USER, IN CONNECTION WITH THE PERFORMANCE THEREOF, OR FROM THE SALE, DELIVERY, INSTALLATION OR REPAIR COVERED BY OR FURNISHED UNDER ANY SALE TO THE USER WHETHER BASED ON CONTRACT, WARRANTY, NEGLIGENCE, INDEMNITY, STRICT LIABILITY, OR OTHERWISE, SHALL NOT EXCEED THE PURCHASE PRICE OF THE BATTERY OR WGL BATTERY ASSEMBLY UPON WHICH SUCH LIABILITY IS PLACED.

WGL, ITS SUPPLIERS, AND ITS DISTRIBUTORS SHALL IN NO EVENT BE LIABLE TO THE USER, OR TO ANY SUCCESSOR IN INTEREST OR ANY BENEFICIARY OR ASSIGNEE THEREOF, RELATING TO THE SALE OF ANY WGL PRODUCT FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF SUCH SALE, OR ANY DEFECTS IN, OR FAILURE OF, OR MALFUNCTION OF THE PRODUCT UNDER SUCH SALE INCLUDING BUT NOT LIMITED TO, DAMAGES BASED UPON LOSS OF USE, LOST PROFITS OR REVENUE, INTEREST, LOST GOODWILL, INCREASED EXPENSES AND/OR CLAIMS OF CUSTOMERS OF THE USER, WHETHER OR NOT SUCH LOSS OR DAMAGE IS BASED ON CONTRACT, WARRANTY, NEGLIGENCE, INDEMNITY, STRICT LIABILITY OR OTHERWISE.